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                                                                   Exhibit 10.11
                        GAMETECH INTERNATIONAL, INC.

                                 AMENDED
                                EMPLOYMENT
                                AGREEMENT

        This AMENDED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into at Tempe, Arizona on this 1ST day of October, 1997 by and between GameTech International Inc., a Delaware corporation ("GTI" or the "Company"), and RICHARD T. FEDOR ("Executive").

        Whereas:

     a. The Company and Executive have entered into that previous Executive Employment Agreement dated August 14, 1997 whereby Executive was employed as the CHIEF EXECUTIVE OFFICER of the Company.

     b. The Company and Executive desire to amend the Executive Employment Agreement, and;

     c. The Company and Executive wish pursuant to this Agreement to set forth their full and complete understandings in respect to the above-mentioned employment relationship, replacing any and all previous understandings and agreements.

        NOW, THEREFORE, in consideration of the provisions hereinafter described, Company and Executive agree as follows:

1. DUTIES OF EXECUTIVE

        During the term of this Agreement, Executive shall be employed by the Company as its CHIEF EXECUTIVE OFFICER and in that capacity shall perform all functions and duties consistent with such position on behalf of the Company in an efficient, trustworthy and professional manner, as reasonably required by the Board of Directors of the Company or the Board of Directors governing any successor entity to the Company (the "Board").

        Executive agrees to devote substantially all of his working time and energy to the performance of his duties under this Agreement so long as his employment under this Agreement is continued by the Company.

        Notwithstanding the above, Executive shall be entitled to reasonable absences for administrative meetings and to pursue other outside activities. Executive also shall be permitted to serve as a member of the Board of Directors of other organizations, subject to approval by the Board, on a case by case basis. Such approval shall be granted if it can be reasonably demonstrated that such service does not involve a competitor of the Company or its Enterprises and does not materially interfere with effective performance of Executive's duties under this Agreement.

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2. TERM OF AGREEMENT

        Unless terminated sooner in accordance with the provisions of this Agreement, the Company shall employ Executive and Executive accepts such employment under the conditions set forth herein for a TWO (2) year term (the "Term") beginning on the effective date of this Agreement and ending upon the close of business on SEPTEMBER 30, 1999. Notwithstanding the foregoing, if this Agreement is not terminated in accordance with the provisions herein on or before the expiration of its initial Term, such Term shall continue, and the Agreement shall continue in force for successive TWO (2) year periods unless, at least NINETY (90) days prior to the expiration of the initial Term of the Agreement, or NINETY (90) days prior to the expiration of any subsequent TWO (2) year Term, either Executive or the Company gives the other party written notice of its intent to terminate the Agreement at the end of such Term.

3. DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings set forth in this Paragraph 3:

        a. "ANNUAL BASE SALARY" or "BASE SALARY" shall mean the annual base salary rate in effect for Executive from time to time during the Term of this Agreement in accordance with the provisions of Paragraph 4.a. of this Agreement.

        b. "ANNUAL BONUS" or "BONUS" shall mean a cash payment available annually (or as otherwise provided for in this document) to Executive in addition to Base Salary as determined in accordance with Paragraph 4.b. of this Agreement.

        c. "CAUSE" shall mean (i) Executive's conviction for any felony involving moral turpitude; or (ii) any conduct by Executive which is materially injurious to the Company or its Enterprises. (Such cause for conduct shall exist if Executive is guilty of dishonesty, gross neglect of duty hereunder, or other act or omission which impairs Company's ability to conduct its ordinary business in its usual manner.) Such cause will be determined upon a meeting of the Company's Board of Directors.

        d. "CHANGE OF CONTROL" shall mean any of the following events: (i) the Company consolidates with, or merges with or into, another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets to any entity, or any entity consolidates with, or merges with or into, the Company and the Company is not the surviving
           Corporation; (ii) the liquidation or dissolution of the Company;
           (iii) during any consecutive two year period, individuals who at the beginning of such period constituted the Board (together with any new

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           directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board then in office, or
           (iv) any person or group (as such terms are defined in Section 13(d) and 14(d) under the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total voting power entitled to vote in the election of the Board; PROVIDED, however, that such person or group shall not include any person or group that is the beneficial owner of more than 5% of the total voting power as of the date of this Agreement.

        e. "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors.

        f. "CONSTRUCTIVE TERMINATION" shall mean Executive's voluntary Termination of Service within twelve (12) months following a Change of Control or within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

           (i) A failure by the Company to abide by any part of this Agreement that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure;

           (ii)  A material reduction in Executive's title or responsibilities.

           (iii) Relocation of Executive's primary place of work to an area other than the location of the Company's principal executive offices.

        g. "DISABILITY" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Company-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Company-sponsored long-term disability program covering Executive, Executive shall be presumed to be totally and permanently disabled if so determined by the Company's Board following the Board's review of two independent medical opinions satisfactory to the Board certifying that Executive will be permanently

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      unable to perform his normal duties as a result of a physical or mental condition

   h. "ENTERPRISE" shall mean any joint venture, business pursuant to a joint operating agreement, or other alliance or affiliated business of the Company, including but not limited to The Satellite Bingo Network, LLC.

   i. "EXECUTIVE'S SPOUSE" shall mean Executive's spouse upon the execution of this Agreement, except as otherwise designated herein. (All spousal pension benefits under this Agreement shall be non-transferable should Executive remarry.)

   j. "FISCAL YEAR" shall mean the twelve-month period beginning November 1, unless the Company, with the approval of the Internal Revenue Service, shall establish a different fiscal year.

   l. "SERVICE" shall mean Executive's full-time or substantially full-time employment with the Company, or any affiliated organization, including any leave of absence approved by the Board.

   m. "TERMINATION OF SERVICE" shall mean Executive's termination of Service for any reason whatsoever, including death.

4. EXECUTIVE'S RIGHTS WHILE EMPLOYED BY THE COMPANY

   a. BASE SALARY

      Beginning on the effective date of this Agreement during the Term, the minimum Annual Base Salary payable to Executive shall be TWO-HUNDRED THOUSAND, FIVE-HUNDRED DOLLARS ($200,500.00). Such Base Salary shall be paid in equal bi-monthly installments on the Company's normal payroll dates. Executive's Base Salary shall be reviewed annually by the Compensation Committee if any, otherwise by the Board, and may be increased but not decreased from time to time based on prevailing market conditions, performance of the Executive and other considerations.

   b. ANNUAL BONUS

      All fiscal year bonus amounts will be determined by and awarded in the sole discretion of the Compensation Committee if any, otherwise

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      by the Board commensurate with Executive's performance and the overall performance of the Company, or pursuant to a plan which may be adopted by the Company making payment of bonuses contingent upon achievement of goals and objectives set by the Board for the fiscal period.

   c. LONG-TERM INCENTIVES

      Executive shall participate in any Long-Term Incentive Plan that may be designed specifically for Executive or provided to other executives of the Company during the Term. (Grants to Executive under such Long-Term Incentive Plan shall be no less favorable to Executive in amount and other key design features, including vesting restrictions, with any other plans provided to any other executive at the Company.)

   d. FRINGE BENEFITS AND OTHER

      The Company shall provide Executive with the following:

      (i) Such benefits and perquisites, including but not limited to disability income, deferred compensation or any form of savings or retirement plan, and an automobile allowance as may from time to time be provided to other executives of the Company. Such benefits and perquisites shall exclude fees paid for Board or Board Committee service, which are hereby included in Executive's Base Salary. Benefits and perquisites shall be provided at the same proportional cost to Executive as that paid by other executives of the Company who participate in such programs;

      (ii) Reasonable vacation/sick leave each year during the Term not less than THIRTY (30) days. Executive is allowed to accrue a maximum of SIXTY (60) full days of unused vacation/sick leave time. Said vacation/sick leave shall not reduce Executive's compensation under this Agreement;

      (iii) Payment of premiums on professional liability insurance for Executive;

      (iv) Payment of dues for such professional societies and associations of which Executive is a member that benefit the Company;

      (v) Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Company, for the benefit of its employees generally or a group of them, now or hereafter in existence.


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      (vi)  It shall be at the Board's discretion to grant any other fringe benefits to Executive.

5. EXECUTIVE'S RIGHTS UPON TERMINATION OF SERVICE

   a. FOR REASON OF VOLUNTARY RESIGNATION CONSTITUTING CONSTRUCTIVE TERMINATION OR TERMINATION BY THE COMPANY WITHOUT CAUSE

      In the event of Executive's Termination of Service for reason of (i) voluntary resignation by Executive constituting Constructive Termination, (ii) Executive's Termination of Service by the Company without Cause or (iii) Executive's Termination of Service for any reason except those specifically described in paragraphs 5.b through 5.f herein, Executive (or if Executive dies while benefits remain under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 herein) shall be entitled to receive the following upon such Termination of Service:

      (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, the Company may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

      (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Company Long-Term Incentive Plan; and

      (iii) Payment of a lump sum amount equal to TWO (2) years of Executive's Base Salary.

      In the event of a Change of Control, Executive shall be also be entitled to the protections outlined in Paragraph 7 herein.

   b. FOR REASON OF EXPIRATION OF THE TERM OF THIS AGREEMENT

      In the event of Executive's Termination of Service for reason of expiration of the Term of this Agreement pursuant to Paragraph 2 thereof, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 thereof) shall be entitled to receive the following upon such Termination of Service:

      (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously

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                   unpaid or the pro-rata portion of any Bonus earned by
                   Executive pursuant to any plan (if necessary, the Company may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

          (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Company Long-Term Incentive Plan;

          (iii) Payment of any Disability or other benefits provided to Executive by the Company in accordance with the terms and conditions of such benefits and this Agreement.

          (iv) Payment of a lump sum amount equal to ONE(1) year of Executive's Annual Base Salary.

     c.   FOR REASON OF DISABILITY

          In the Event of Executive's Termination of Service for reason of Disability, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof) shall be entitled to receive the following upon such Termination of Service:

          (i) Payment immediately upon Executive's Termination of Service of and previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, the Company may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

          (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Company Long-Term Incentive Plan;

          (iii) Payment of any disability or other benefits provided to Executive by the Company in accordance with the terms and conditions of such benefits and this Agreement;

          (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary.

     d.   FOR REASON OF DEATH

          In the Event of Executive's Termination of Service for Reason of
          Death,
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          Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof shall be entitled to receive the following upon such Termination of Service:

          (i) Payment immediately upon Executive's Termination of service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, the Company may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

          (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Company Long-Term Incentive Plan;

          (iii) Payment of any other benefits provided by the Company in accordance with the terms and conditions of such benefits and this Agreement.

          (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary. (Payment to be made to Executive's Estate.)

     e. FOR REASON OF VOLUNTARY RESIGNATION NOT CONSTITUTING CONSTRUCTIVE TERMINATION

          In the event of Executive's Termination of Service for reason of voluntary resignation by Executive not constituting Constructive Termination, Executive shall be entitled to receive the following upon such Termination of Service:

          (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, the Company may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service:

          (ii) Performance of Company obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Company Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of Executive's service in accordance with any agreement between the Company and Executive covering such options or other rights;

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          (iii)    Payment of any Disability or other benefits provided to
                   Executive by the Company in accordance with the terms and conditions of such benefits and this Agreement.

     f.   FOR REASON OF CAUSE

          In the Event of Executive's Termination of Service for reason of Cause, the Company's obligations to Executive shall be limited to:

          (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary;

          (ii) Performance of Company obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Company Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of executive's service in accordance with any agreement between the Company and Executive covering such options or other rights.

6.   MITIGATION AND OFFSET REQUIREMENTS

     Executive shall not be required to mitigate the amount of any benefit provided for in this Agreement by actively seeking alternative employment during the period in which such benefits are paid. In addition, except as provided for in Paragraph 8 hereof, Executive shall not be required to offset any such benefits provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period in which Executive is entitled to receive such benefits.

7.   ADDITIONAL RIGHTS UPON A CHANGE OF CONTROL

     In addition to Executive's rights to effect a Constructive
     Termination of Service within TWELVE(12) months upon a Change of Control, the Term of this Agreement shall be automatically extended through the close of business TWENTY-FOUR(24) months following the effective date of any Change of Control.

8.   BREACH OF CONFIDENTIALITY OR ENTERING INTO A DIRECT COMPETITION

     a.   DURING THE AGREEMENT PERIOD

          During the period in which this Agreement remains in force and while Executive is entitled to receive any benefits under this Agreement, Executive shall not, without prior written consent of the Board or pursuant to and consistent with the order of any court, legislative body or regulatory agency, (a) engage directly or indirectly (including by way of example only, as a principal, partner, venturer, employee or agent) nor have any direct or indirect interest, in any business which competes with

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     the Company or its Enterprises in any material way, (b) disclose to any third party, either directly or indirectly, any non-public information regarding the Company's or its Enterprises' business, customers, financial condition, strategies or operations the disclosure of which could possibly harm the Company or its Enterprises in any material way. Clause (a) above shall not apply to any investment by Executive in the stock of a publicly-traded corporation, provided such investment constitutes less than five percent (5%) of such corporation's voting shares.

     In the event that, Executive violates clauses (a) or (b) above, Executive's rights to any benefits under this Agreement shall immediately terminate.

b. UPON TERMINATION OF AGREEMENT

     It is understood and agreed that the nature of the methods employed in Company's business are such that Executive will be placed in a close business and personal relationship with the customers of Company. Thus, for a period of TWO (2) years immediately following the termination of Executive's employment (or retirement by Executive), for any reason whatsoever, so long as Company continues to carry on the same or similar business, said Executive shall not, for any reason whatsoever, directly or indirectly, for him or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation or business entity:

     (i) call upon, divert, influence or solicit or attempt to call upon, divert, influence or solicit any customer or customers of Company;

     (ii) divulge the names and addresses or any information concerning any customer of Company;

     (iii) own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of the same, similar, or related line of business as that carried on by Company within a radius of TWENTY-FIVE (25) miles from any then existing or proposed office of Company; and

     (iv) make any public statement or announcement, or permit anyone else to make any public statement or announcement that Executive was formerly employed by or connected with Company.

The covenants set forth herein shall not include any period(s) of violation of any covenant or any period(s) of time required for litigation to enforce any covenant. If the provisions set forth are determined to be too broad to be enforceable at law, then the area and/or length of time shall be reduced to such area and time and that shall be enforceable.


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9. DESIGNATION OF BENEFICIARIES

     Executive shall have the right at any time to designate any person(s) or trust(s) as beneficiaries to whom any benefits payable under this Agreement shall be made in the event of Executive's death prior to the distribution of all benefits due Executive under this Agreement. Each beneficiary designation shall be effective only when filed in writing with the Company during Executive's lifetime. If Executive designates more than one beneficiary, distributions of cash payments shall be made in equal proportions to each beneficiary unless otherwise provided for in Executive's beneficiary designation.

     The filing of a new beneficiary designation shall cancel all designations previously filed. Any finalized marriage or divorce (other than common law marriage) of Executive subsequent to the date of filing a beneficiary designation shall revoke such designation unless (a) in the case of divorce, the previous spouse was not designated as beneficiary, and (b) in the case of marriage, Executive's new spouse had previously been designated as beneficiary. Executive's Spouse shall join in any designation of a beneficiary other than Executive's Spouse.

     If Executive fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, or if the beneficiary designated by Executive dies prior to distribution of the benefits due Executive under this Agreement, the Board of Directors of the Company shall direct the distribution of any benefits due under this Agreement to Executive's estate.

10. SUCCESSORS

     Except as provided for in Paragraph 9 above, the rights and duties of a party hereunder shall not be assignable by that party PROVIDED, HOWEVER, that this Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of the Company.

11. ATTORNEYS' FEES

  a. SUBSEQUENT TO ANY CHANGE OF CONTROL

     Subsequent to any Change of Control, in any action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, the Company, in addition to bearing its own expenses, shall pay to Executive all costs, expenses and reasonable attorneys' fees incurred therein by Executive (including without limitation such costs, expenses and fees on any appeals), and if Executive shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

  b. PRIOR TO ANY CHANGE OF CONTROL

     Prior to any Change of Control, in any action at law or in equity to enforce any of the


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     provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall recover judgment in such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     Notwithstanding the foregoing provisions, in no event prior to a Change of Control shall the successful party or parties be entitled to recover an amount from the unsuccessful party or parties for costs, expenses and attorneys' fees that exceeds the costs, expenses and attorneys' fees incurred by the unsuccessful party in connection with the action or proceeding.

12. ARBITRATION

     Company and Executive agree with each other that any claim of Executive arising out of or relating to this Agreement or the breach of this Agreement or Executive's employment by Company, including, without limitation, any claim for compensation due, wrongful termination and any claim alleging discrimination or harassment in any form shall be resolved by binding arbitration, except for claims in which injunctive relief is sought and obtained. The arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules at the American Arbitration Association Office nearest Executive's place of employment. The award entered by the arbitrator shall be final and binding in all respects and judgment thereon may be entered in any Court having jurisdiction.

13. ENTIRE AGREEMENT

     With respect to the matters specified herein, this Agreement contains the entire agreement between the Company and Executive and supersedes all prior written agreements, understandings and commitments between the Company and Executive. No amendments to this Agreement may be made except through a written document signed by the Executive and approved in writing by the Company's Board.

14. VALIDITY

     In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

15. PARAGRAPHS AND OTHER HEADINGS

     Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

16. NOTICE

     Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if


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

mailed, FORTY-EIGHT (48) hours after having been deposited in the United States mail, postage prepaid, and addressed, in the case of the Company, to the attention of the Board of Directors at the Company's then principal place of business, presently 2209 West 1st Street, Tempe, Arizona 85281 and, in the case of Executive, to 55 PEBBLE DRIVE, SOUTHINGTON, CONNECTICUT 06489. Either party may change the address to which such notices are to be addressed to it by giving the other party notice in the manner herein set forth.

17. RIGHT OF EMPLOYMENT

     Nothing stated or implied by this Agreement shall prevent the Company from terminating the Service of Executive at any time nor prevent Executive from voluntarily terminating Service at any time.

18. WITHHOLDING TAXES AND OTHER DEDUCTIONS

     To the extent required by law, the Company shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.

19. APPLICABLE LAW

     To the full extent controllable by stipulation of the Company and Executive, this Amendment shall be interpreted and enforced under Arizona law.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative(s) and Executive has affixed his signature as of the date first written above.


EXECUTIVE                              COMPANY


/s/ Richard T. Fedor                   GAMETECH INTERNATIONAL, INC.
-------------------------
RICHARD T. FEDOR
                                       BY: /s/ Richard T. Fedor
                                          -----------------------------------
                                          CHAIRMAN, AND CEO

                                       BY: /s/ Gary R. Held
                                          -----------------------------------
                                          GARY R. HELD (BOARD MEMBER)

                                       BY: /s/ Clarence H. Thiesen
                                          -----------------------------------
                                          CLARENCE H. THIESEN (BOARD MEMBER)


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